Exhibit 3.3
RESTATED CERTIFICATE OF INCORPORATION
OF
KfW INTERNATIONAL FINANCE INC.
     FIRST. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 15, 1988.
     SECOND. This Restated Certificate of Incorporation merely restates and integrates but does not further amend the provisions of the Certificate of Incorporation of said Corporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.
     THIRD. The text of the Corporation’s Certificate of Incorporation is hereby integrated and restated to read as set forth in full herein:
     “FIRST. The name of the corporation is KfW International Finance Inc.”
     “SECOND. The address of the corporation’s registered office in the State of Delaware is 1105 North Market Street, Suite 1300, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is KfW International Finance Inc.”
     “THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”
     “FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each of such shares is $1.00.”
     “FIFTH. The board of directors of the corporation shall not be conferred the power to adopt, amend or repeal the by-laws of the corporation.”
     “SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.”

     “SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.”
     “No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.”
     IN WITNESS WHEREOF, KfW International Finance Inc. has caused this Restated Certificate of Incorporation to be signed by its Vice-Chairman on the 30th day of June, 1997.

KfW INTERNATIONAL FINANCE INC.
By:	/s/ Robert M. Thomas
	Name:	Robert M. Thomas, Jr.
	Title:	Vice-Chairman

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